                                                                    Exhibit 3.88

                            ARTICLES OF INCORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin statutes:

     Article 1. The name of the corporation shall be Kutz Ambulance Service, Inc.

     Article 2. The period of existence shall be perpetual.

     Article 3. The purposes shall be ambulance and hearse service, and any other lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, being Chapter 180 of the Wisconsin Statutes.

     Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

                   Series        Number of        Par value per share or statement
    Class         (if any)         Shares        that shares are without par value
---------------   --------   -----------------   ---------------------------------
A (Convertible)                     200                  $100.00 per share

     Article 5. The preferences, limitations, designation, and relative rights of each class or series of stock, are as the directors may fix. Directors may fix the variations in rights as to series in any class.

     Article 6. Address of initial registered office is Route 4, Krause Avenue, Fort Atkinson, Wisconsin, 53538.

     Article 7. Name of initial registered agent at such address is Gerald H. Kutz.

     Article 8. (1) The number of directors constituting the board of directors shall be fixed by by-law but shall not be less than three, or

                  Strike out (1) or (2)/ See Instruction No. 6

     Article 9. The names of the initial directors are: Use of Article 9 optional - See Instruction No. 7

     Gerald H. Kutz
     Vivian Kutz
     Ella Kutz

     Article 10. The name and address of incorporator (or incorporators) are:

                                 ADDRESS
     NAME          (number, street, city and ZIP Code)
--------------   ---------------------------------------
Gerald H. Kutz   Route 4, Kraus Ave, Fort Atkinson, Wis.
Vivan Kutz       Route 4, Kraus Ave, Fort Atkinson, Wis.

     Article 11. (Other provisions)

     Article 12. These articles may be amended in the manner authorized by law at the time of amendment.

     Executed in duplicate on the 15 day of February 1968


                                        /s/ Gerald H. Kutz
                                        ----------------------------------------
                                        Gerald H. Kutz


                                        /s/ Vivan Kutz
                                        ----------------------------------------
                                        Vivian Kutz

State of Wisconsin   )
                     ) ss.
County of Jefferson  )

Personally came before me this 15 day of February A.D. 1968 the above named Gerald H. Kutz and Vivian Kutz to me known to be the persons who executed the foregoing instrument, and acknowledged the same.


                                        /s/ Robert M. Bell
                                        ----------------------------------------
                                        Robert M. Bell Notary Public

(Notarial Seal.)

                                        My Commission is Permanent


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

                                                        Filed by: ______________

ARTICLES
of
INCORPORATION

7. Section 180.32 (1) also provides that the initial hoard of directors may be named in the articles of incorporation; and if you do this, you should also list the names in article 9. If you do not name the initial board, strike out article 9.

8. The number of incorporators is unlimited; there may be only one or there may be as many as desired.

9. Article 11 is provided as a place in which to insert any desired material such as restricting preemptive rights, stock-transfer restrictions, quorum provisions, etc.

10. Articles must be executed and sent to the Secretary of State, Madison 53702 in duplicate original - one to be filed in his office, and one which will be certified and returned and which must be recorded in the office of the register of deeds of the county wherein the registered office is located. Corporate existence will commence when articles are left for record with the register of deeds.

11. FEES. If stock is $40,000 or less, $40. If the stock is more than $40,000, the fee is $1 per $1,000. For stock of no par value, 2000 shares or less, $40; more than 2000 shares, 2 cent(s) per share. If stock of par value and stock of no par value, $1 per $1,000 on the par value stock plus 2 cent(s) per share on the no par stock; minimum fee, $40.


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

Sec. 1 S0.1006   State of Wisconsin
Wis. Stats.      Department of Financial Institutions

ARTICLES OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is: Kutz Ambulance Service, Inc.

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Resolved, that Article Eight of the Articles of Incorporation be amended to read: "The Corporation shall have one (1) director".

FILING FEE - $40.00, or more SEE instructions, suggestions and procedures on following pages.

DFI/CORP/4(R5/99) Use of this form is voluntary.


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

B. Amendment(s) adopted on November 2, 2000

(In dicate the method of adoption by checking [X] the appropriate choice below.)

[ ] In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

[X] In accordance with sec. 180.1003, Wis. Stats (By the Board of Directors and Shareholders)

OR

[ ] In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)


C. Executed on November 2, 2000         /s/ Gino Porazzo
                    (Date)              ----------------------------------------
                                        (Signature)

Title: [ ] President [ ] Secretary      Gino Porazzo
or other officer title Vice President   ----------------------------------------
                                        (Printed Name)

This document was drafted by _______________ document not executed in Wisconsin.
                 (Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P. O. Box 7846, Madison, WI, 53707-7846, together with a FILING FEE OF $40.00 or more, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). This document can be made available in alternate formats upon request to qualifying individuals with disabilities. The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.


DFI/CORP/4I(R5/99)                                                        2 of 3


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